 Exhibit 99

n e w s  r e l e a s e                                                       Humana Inc.
500 West Main Street
P.O. Box 1438
Louisville, KY  40201-1438
http://www.humana.com

FOR MORE INFORMATION CONTACT:

Regina Nethery
Humana Investor Relations                                                                                                Humana
(502) 580-3644
e-mail: Rnethery@humana.com

Tom Noland
Humana Corporate Communications
(502) 580-3674
e-mail: Tnoland@humana.com

Humana Comments on Final 2014 Medicare Rate Notice from Centers for Medicare and Medicaid Services

Louisville, KY – April 2, 2013 – Humana Inc. (NYSE:HUM) disclosed today its preliminary assessment of the anticipated rate impact from the issuance by the Centers for Medicare and Medicaid Services (CMS) of the final Announcement of Calendar Year 2014 Medicare Advantage Benchmark Rates and Payment Policies (the CMS Final Announcement) which was issued by CMS after the close of market trading on Monday, April 1, 2013.

Based on its review of the CMS Final Announcement, Humana expects its 2014 Medicare Advantage bid benchmark premium to include an increase for medical cost trend of approximately 3.4 percent versus the previously expected reduction of approximately 2.2 percent.  The company also noted that previously disclosed statutory reductions for Affordable Care Act payment cuts and risk coding intensity adjustments are anticipated to nearly offset the medical cost trend increase of 3.4 percent.

The CMS Final Announcement adjustments for risk coding recalibration and county rebasing are anticipated to have a material negative impact upon bid premiums in certain geographies in 2014.  The company is completing more detailed analyses of these additional adjustments and anticipates further discussion in its first quarter earnings call on May 1, 2013.

 “We are pleased that CMS has recognized the significant negative impact the rates initially proposed for 2014 were expected to have upon the millions of Medicare beneficiaries who choose Medicare Advantage plans, but we believe certain of the technical adjustments may still present meaningful challenges in certain geographies,” said Bruce D. Broussard, President and Chief Executive Officer of Humana.  “We thank the Members of Congress who stood with their seniors to protect coverage under this program.  We will continue to work closely with CMS and our provider partners to provide access to quality affordable health care services and believe our integrated care delivery strategy will further those efforts across multiple provider contracting models.”

The company continues to evaluate the anticipated impact of the CMS Final Announcement as well as other statutory and regulatory changes and the commensurate impacts upon its 2014 Medicare benefit offerings.  Market-by-market analyses will continue to be refined now that county-specific rate details have been issued as part of the CMS Final Announcement.  Bid designs for the company’s 2014 Medicare Advantage offerings are due to CMS on June 3, 2013.

Humana anticipates it will share 2014 operating margin, earnings and membership expectations based on its approved Medicare bid designs during the fourth quarter of 2013 after CMS makes 2014 benefit designs for the entire sector publicly available.

Cautionary Statement

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in investor presentations, press releases, Securities and Exchange Commission (SEC) filings, and in oral statements made by or with the approval of one of Humana’s executive officers, the words or phrases like “expects,” “anticipates,” “intends,” “likely will result,” “estimates,” “projects” or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions, including, among other things, information set forth in the “Risk Factors” section of the company’s SEC filings, a summary of which includes but is not limited to the following:

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If Humana does not design and price its products properly and competitively, if the premiums Humana charges are insufficient to cover the cost of health care services delivered to its members, if the company is unable to implement clinical initiatives to provide a better health care experience for its members, lower costs and appropriately document the risk profile of its members, or if its estimates of benefits expense are inadequate, Humana’s profitability could be materially adversely affected. Humana estimates the costs of its benefit expense payments, and designs and prices its products accordingly, using actuarial methods and assumptions based upon, among other relevant factors, claim payment patterns, medical cost inflation, and historical developments such as claim inventory levels and claim receipt patterns. These estimates, however, involve extensive judgment, and have considerable inherent variability because they are extremely sensitive to changes in payment patterns and medical cost trends.

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If Humana fails to effectively implement its operational and strategic initiatives, particularly its Medicare initiatives (given the concentration of the company’s revenues in the Medicare business), the company’s business may be materially adversely affected.

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If Humana fails to properly maintain the integrity of its data, to strategically implement new information systems, to protect Humana’s proprietary rights to its systems, or to defend against cyber-security attacks, the company’s business may be materially adversely affected.

•	Humana’s business may be materially adversely impacted by CMS’s adoption of a new coding set for diagnoses.

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Humana is involved in various legal actions and governmental and internal investigations, any of which, if resolved unfavorably to the company, could result in substantial monetary damages. Increased litigation and negative publicity could also increase the company’s cost of doing business.

•	As a government contractor, Humana is exposed to risks that may materially adversely affect its business or its willingness or ability to participate in government health care programs.

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Recently enacted health insurance reform, including The Patient Protection and Affordable Care Act and The Health Care and Education Reconciliation Act of 2010, could have a material adverse effect on Humana’s results of operations, including restricting revenue, enrollment and premium growth in certain products and market segments, restricting the company’s ability to expand into new markets, increasing the company's medical and operating costs by, among other things, requiring a minimum benefit ratio on insured products (and particularly how the ratio may apply to Medicare plans, including aggregation, credibility thresholds, and its possible application to prescription drug plans), lowering the company’s Medicare payment rates and increasing the company’s expenses associated with a non-deductible federal premium tax and other assessments; financial position, including the company's ability to maintain the value of its goodwill; and cash flows. In addition, if the new non-deductible federal premium tax and other assessments, including a three-year commercial reinsurance fee, were imposed as enacted, and if Humana is unable to adjust its business model to address these new taxes and assessments, such as through the reduction of the company’s operating costs, there can be no assurance that the non-deductible federal premium tax and other assessments would not have a material adverse effect on the company’s results of operations, financial position, and cash flows.

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Humana’s business activities are subject to substantial government regulation. New laws or regulations, or changes in existing laws or regulations or their manner of application could increase the company’s cost of doing business and may adversely affect the company’s business, profitability and cash flows.

•	Any failure to manage operating costs could hamper Humana’s profitability.

•	Any failure by Humana to manage acquisitions and other significant transactions successfully may have a material adverse effect on its results of operations, financial position, and cash flows.

•	If Humana fails to develop and maintain satisfactory relationships with the providers of care to its members, the company’s business may be adversely affected.

•	Humana’s pharmacy business is highly competitive and subjects it to regulations in addition to those the company faces with its core health benefits businesses.

•	Changes in the prescription drug industry pricing benchmarks may adversely affect Humana’s financial performance.

•	If Humana does not continue to earn and retain purchase discounts and volume rebates from pharmaceutical manufacturers at current levels, Humana’s gross margins may decline.

•	Humana’s ability to obtain funds from its subsidiaries is restricted by state insurance regulations.

•	Downgrades in Humana’s debt ratings, should they occur, may adversely affect its business, results of operations, and financial condition.

•	Changes in economic conditions could adversely affect Humana’s business and results of operations.

•	The securities and credit markets may experience volatility and disruption, which may adversely affect Humana’s business.

•	Given the current economic climate, Humana’s stock and the stock of other companies in the insurance industry may be increasingly subject to stock price and trading volume volatility.

In making forward-looking statements, Humana is not undertaking to address or update them in future filings or communications regarding its business or results. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed herein may or may not occur. There also may be other risks that the company is unable to predict at this time. Any of these risks and uncertainties may cause actual results to differ materially from the results discussed in the forward-looking statements.

Humana advises investors to read the following documents as filed by the company with the SEC for further discussion both of the risks it faces and its historical performance:

•	Form 10-K for the year ended December 31, 2012;

•	Form 8-Ks filed during 2013.

About Humana

Humana Inc., headquartered in Louisville, Kentucky, is a leading health care company that offers a wide range of insurance products and health and wellness services that incorporate an integrated approach to lifelong well-being. By leveraging the strengths of its core businesses, Humana believes it can better explore opportunities for existing and emerging adjacencies in health care that can further enhance wellness opportunities for the millions of people across the nation with whom the company has relationships.

More information regarding Humana is available to investors via the Investor Relations page of the company’s web site at www.humana.com, including copies of:
• Annual reports to stockholders;
• Securities and Exchange Commission filings;
• Most recent investor conference presentations;
• Quarterly earnings news releases;
• Replays of most recent earnings release conference calls;
•	Calendar of events (including upcoming earnings conference call dates and times, as well as planned interaction with research analysts and institutional investors);

•	Corporate Governance information